EXECUTION COPY


COMMERCIAL
PAPER DEALER AGREEMENT


4(2) Program - Foreign Issuer and Guaranteed


Among:

AXA FINANCIAL, INC. ("AXA Financial"), as Issuer,

AXA SA ("AXA"), as Issuer and, with respect to Notes issued by AXA Financial, as Guarantor (in such capacity, the "Guarantor"), and

CITIGROUP GLOBAL MARKETS INC. as Dealer.

Concerning Notes to be issued pursuant to an Issuing and Paying Agency Agreement dated as of June 3, 2009 among the Issuers, the Guarantor and JPMorgan Chase Bank, National Association, as Issuing and Paying Agent

Dated as of


June 3, 2009


COMMERCIAL PAPER DEALER AGREEMENT
4(2) PROGRAM

This agreement (the "Agreement") sets forth the understandings among each of the Issuers, the Guarantor and the Dealer, each named on the cover page hereof, in connection with the issuance and sale by each of the Issuers of its short-term promissory notes (the "Notes") through the Dealer.

AXA, in its capacity as Guarantor, has agreed unconditionally and irrevocably to guarantee payment in full of the principal of and interest (if any) on all Notes issued by AXA Financial (the "Guaranteed Notes"), pursuant to a guarantee, dated the date hereof, in the form of Exhibit D hereto (the "Guarantee").

Certain terms used in this Agreement are defined in Section 6 hereof.

The Addendum to this Agreement, and any Annexes or Exhibits described in this Agreement or such Addendum, are hereby incorporated into this Agreement and made fully a part hereof.

1.   OFFERS, SALES AND RESALES OF NOTES.

         1.1. While (i) neither of the Issuers has or shall have any obligation to sell the Notes to the Dealer or to permit the Dealer to arrange any sale of the Notes for the account of the relevant Issuer, and (ii) the Dealer has and shall have no obligation to purchase the Notes


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               from any Issuer or to arrange any sale of the Notes for the account of any Issuer, the parties hereto agree that in any case where the Dealer purchases Notes from an Issuer, or arranges for the sale of Notes by an Issuer, such Notes will be purchased or sold by the Dealer in reliance on the representations, warranties, covenants and agreements of such Issuer, and, in the case of Guaranteed Notes, the Guarantor, contained herein or made pursuant hereto and on the terms and conditions and in the manner provided herein.

         1.2. So long as this Agreement shall remain in effect, and in addition to the limitations contained in Section 1.7 hereof, none of the Issuers, nor, in the case of Guaranteed Notes, the Guarantor, shall, without the consent of the Dealer, offer, solicit or accept offers to purchase, or sell, any Notes except (a) in transactions with one or more dealers which may from time to time after the date hereof become dealers with respect to the Notes by executing with the Issuers and the Guarantor, one or more agreements which contain provisions substantially identical to those contained in Section 1 of this Agreement, of which each of the Issuers hereby undertakes to provide the Dealer prompt notice or (b) in transactions with the other dealers listed on the Addendum hereto, which are executing agreements with each of the Issuers and the Guarantor which contain provisions substantially identical to Section 1 of this Agreement contemporaneously herewith. In no event shall either of the Issuers or, in the case of Guaranteed Notes, the Guarantor, offer, solicit or accept offers to purchase, or sell, any Notes directly on its own behalf in transactions with persons other than broker-dealers as specifically permitted in this Section 1.2.

         1.3. The Notes shall be in a minimum denomination of $250,000 or integral multiples of $1,000 in excess thereof, will bear such interest rates, if interest bearing, or will be sold at such discount from their face amounts, as shall be agreed upon by the Dealer and the relevant Issuer and, in the case of Guaranteed Notes, the Guarantor, shall have a maturity not exceeding 397 days from the date of issuance and may have such terms as are specified in Exhibit C hereto or the Private Placement Memorandum. The Notes shall not contain any provision for extension, renewal or automatic "rollover."

         1.4. The authentication and issuance of, and payment for, the Notes shall be effected in accordance with the Issuing and Paying Agency Agreement, and the Notes shall be either individual physical certificates or book-entry notes evidenced by one or more master notes (each, a "Master Note") registered in the name of The Depository Trust Company ("DTC") or its nominee, in the form or forms annexed to the Issuing and Paying Agency Agreement.

         1.5. If the relevant Issuer and, in the case of Guaranteed Notes, the Guarantor, and the Dealer shall agree on the terms of the purchase of any Note by the Dealer or the sale of any Note arranged by the Dealer (including, but not limited to, agreement with respect to the date of issue, purchase price, principal amount, maturity and interest rate or interest rate index and margin (in the case of interest-bearing Notes) or discount thereof (in the case of Notes issued on a discount basis), and appropriate compensation for the Dealer's services hereunder) pursuant to this Agreement, the Issuer and, in the case of Guaranteed Notes, the Guarantor, shall cause such Note to be issued and delivered in accordance with the terms of the Issuing and Paying Agency Agreement and payment for such Note shall be made by the purchaser thereof, either directly or through the Dealer, to the Issuing and

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               Paying Agent, for the account of the Issuer. Except as otherwise agreed, in the event that the Dealer is acting as an agent and a purchaser shall either fail to accept delivery of or make payment for a Note on the date fixed for settlement, the Dealer shall promptly notify the relevant Issuer and, in the case of Guaranteed Notes, the Guarantor, and if the Dealer has theretofore paid such Issuer for the Note, such Issuer will promptly return such funds to the Dealer against its return of the Note to such Issuer, in the case of a certificated Note, and upon notice of such failure in the case of a book-entry Note.

         1.6. The Dealer and each of the Issuers and, in the case of Guaranteed Notes, the Guarantor, hereby establish and agree to observe the following procedures in connection with offers, sales and subsequent resales or other transfers of the Notes:

                 (a) Offers and sales of the Notes by or through the Dealer shall be made only to: (i) investors reasonably believed by the Dealer to be Qualified Institutional Buyers, Institutional Accredited Investors and (ii) non-bank fiduciaries or agents that will be purchasing Notes for one or more accounts, each of which is reasonably believed by the Dealer to be an Institutional Accredited Investor.

                 (b) Resales and other transfers of the Notes by the holders thereof shall be made only in accordance with the restrictions in the legend described in clause (e) below.

                 (c) No general solicitation or general advertising shall be used in connection with the offering of the Notes. Without limiting the generality of the foregoing, without the prior written approval of the Dealer, none of the Issuers or, in the case of Guaranteed Notes, the Guarantor shall issue any press release or place or publish any "tombstone" or other advertisement relating to the Notes.

                 (d) No sale of Notes to any one purchaser shall be for less than $250,000 principal or face amount, and no Note shall be issued in a smaller principal or face amount. If the purchaser is a non-bank fiduciary acting on behalf of others, each person for whom such purchaser is acting must purchase at least $250,000 principal or face amount of Notes.

                 (e) Offers and sales of the Notes by an Issuer through the Dealer acting as agent for such Issuer shall be made in accordance with Rule 506 under the Securities Act, and shall be subject to the restrictions described in the legend appearing on Exhibit A hereto. A legend substantially to the effect of such Exhibit A shall appear as part of the Private Placement Memorandum used in connection with offers and sales of Notes hereunder, as well as on each individual certificate representing a Note and each Master Note representing book-entry Notes offered and sold pursuant to this Agreement.

                 (f) The Dealer shall furnish or shall have furnished to each purchaser of Notes for which it has acted as the dealer a copy of the then-current Private Placement Memorandum unless such purchaser has previously received a copy of the Private Placement Memorandum as then in effect. The Private Placement Memorandum shall expressly state that any person to whom Notes are offered shall have an opportunity to ask questions of, and receive information from AXA regarding the relevant Issuer and, in the case of Guaranteed Notes, the

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                      Guarantor and the Dealer and shall provide the names,
                      addresses and telephone numbers of the persons from whom information regarding the relevant Issuer and, in the case of Guaranteed Notes, the Guarantor may be obtained.

                 (g) Each of the Issuers agrees and, in the case of Guaranteed Notes, the Issuer and the Guarantor, jointly and severally, agree for the benefit of the Dealer and each of the holders and prospective purchasers from time to time of the Notes that, if at any time such Issuer or, in the case of Guaranteed Notes, the Issuer or the Guarantor, shall not be subject to Section 13 or 15(d) of the Exchange Act, such Issuer or, in the case of Guaranteed Notes, the Issuer and the Guarantor, will furnish, upon request and at its or their expense, to the Dealer and to holders and prospective purchasers of Notes information required by Rule 144A(d)(4)(i) in compliance with Rule 144A(d).

                 (h) In the event that any Note of an Issuer offered or to be offered by the Dealer would be ineligible for resale under Rule 144A, such Issuer shall immediately notify the Dealer (by telephone, confirmed in writing) upon becoming aware of such fact and shall promptly prepare and deliver to the Dealer an amendment or supplement to the Private Placement Memorandum describing the Notes that are ineligible, the reason for such ineligibility and any other relevant information relating thereto.

                 (i) Each of the Issuers and the Guarantor, represents that it is not currently issuing commercial paper or guarantees in the United States market in reliance upon the exemption provided by Section 3(a)(3) of the Securities Act. Each of the Issuers and the Guarantor, agrees that, if it shall issue commercial paper or guarantees after the date hereof in reliance upon such exemption (a) the proceeds from the sale of the Notes will be segregated from the proceeds of the sale of any such commercial paper by being placed in a separate account; (b) the relevant Issuer and, in the case of Guaranteed Notes, the Guarantor, will institute appropriate corporate procedures to ensure that the offers and sales of notes or guarantees issued by such Issuer or the Guarantor, as the case may be, pursuant to the Section 3(a)(3) exemption are not integrated with offerings and sales of Notes or the Guarantee hereunder; and (c) the relevant Issuer and, in the case of Guaranteed Notes, the Guarantor, will comply with each of the requirements of
                      Section 3(a)(3) of the Securities Act in selling commercial paper or other short-term debt securities other than the Notes in the United States.

     1.7. Each of the Issuers and, in the case of Guaranteed Notes, the Guarantor, hereby represents and warrants to the Dealer, in connection with offers, sales and resales of Notes, as follows:

           (a) Each of the Issuers and the Guarantor hereby confirms to the Dealer that (except as permitted by Section 1.6(i)) within the preceding six months neither it nor any person other than the Dealer or the other dealers referred to in Section 1.2 hereof acting on its behalf has offered or sold any Notes, or any substantially similar security of such Issuer or the Guarantor (including, without limitation, medium-term notes issued by such Issuer or the Guarantor), to, or solicited offers to buy any such security from, any person other than the Dealer or the other dealers referred to in Section 1.2 hereof.

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

                 Each of the Issuers and the Guarantor also agrees that (except as permitted by Section 1.6(i)), as long as the Notes are being offered for sale by the Dealer and the other dealers referred to in Section 1.2 hereof as contemplated hereby and until at least six months after the offer of Notes hereunder has been terminated, neither such Issuer nor, in the case of Guaranteed Notes, the Guarantor, nor any person other than the Dealer or the other dealers referred to in Section 1.2 hereof (except as contemplated by Section 1.2 hereof) will offer the Notes or any substantially similar security of such Issuer for sale to, or solicit offers to buy any such security from, any person other than the Dealer or the other dealers referred to in Section 1.2 hereof, it being understood that such agreement is made with a view to bringing the offer and sale of the Notes within the exemption provided by Section 4(2) of the Securities Act and Rule 506 thereunder and shall survive any termination of this Agreement. Each of the Issuers and the Guarantor, hereby represents and warrants that it has not taken or omitted to take, and will not take or omit to take, any action that would cause the offering and sale of Notes hereunder to be integrated with any other offering of securities, whether such offering is made by an Issuer or the Guarantor or some other party or parties under circumstances or in a manner that would cause the offering and sale of the Notes by an Issuer to fail to be exempt under Section 4(2) of the Securities Act.

           (b) In the event that the Dealer purchases Notes as principal and does not resell such Notes on the day of such purchase, to the extent necessary to comply with Regulation T and the interpretations thereunder, the Dealer will sell such Notes either (i) only to offerees it reasonably believes to be Qualified Institutional Buyers or to Qualified Institutional Buyers it reasonably believes are acting for other Qualified Institutional Buyers, in each case in accordance with Rule 144A or (ii) in a manner which would not cause a violation of Regulation T and the interpretations thereunder.


2.   REPRESENTATIONS AND WARRANTIES OF THE ISSUERS AND THE GUARANTOR.

     Each of the Issuers and, in the case of Guaranteed Notes, the Guarantor, with respect to sections 2.1 through 2.12, represents and warrants as to itself, as applicable, and AXA, with respect to sections 2.13 through 2.17, further represents and warrants, that:

     2.1 AXA has been duly incorporated and is validly existing as a societe anonyme a directoire et conseil et surveillance under French law and has all the requisite power and authority to execute, deliver and perform its obligations under the Notes, the Guarantee, this Agreement and the Issuing and Paying Agency Agreement.

     2.2 AXA Financial is a corporation duly organized and validly existing under the laws of the State of Delaware and has all the requisite power and authority to execute, deliver and perform its obligations under the Notes, this Agreement and the Issuing and Paying Agency Agreement.

     2.3 The execution and delivery of this Agreement and the Issuing and Paying Agency Agreement have been duly authorized by such Issuer and the Guarantor, and constitute legal, valid and binding obligations of the Issuer and the Guarantor, enforceable against the Issuer and the Guarantor, in accordance with their terms, subject to the laws of bankruptcy and other laws affecting creditors' rights generally from time to time in effect, and subject, as to enforceability, to general principles of equity including, without limitation, concepts of materiality,

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           reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding in equity or at law).

     2.4 The Notes have been duly authorized, and when issued as provided in the Issuing and Paying Agency Agreement, will be duly and validly issued and will constitute legal, valid and binding obligations of such Issuer enforceable against such Issuer in accordance with their terms, subject to the laws of bankruptcy, and other laws affecting creditors' rights generally from time to time in effect, and subject, as to enforceability, to general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding in equity or at law).

     2.5 The Guarantee has been duly authorized, executed and delivered by the Guarantor and constitutes the legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

     2.6 Assuming compliance by the Dealer with the procedures applicable to it set forth in Section 1 hereof, the offer and sale of the Notes in the manner contemplated hereby do not require registration of the Notes under the Securities Act, pursuant to the exemption from registration contained in Section 4(2) thereof, and no indenture in respect of the Notes is required to be qualified under the Trust Indenture Act of 1939, as amended.

     2.7 The Notes and the Guarantee will rank at least pari passu with all other unsecured and unsubordinated indebtedness of such Issuer or the Guarantor, as the case may be (save in each case for certain obligations required to be preferred by French law).

     2.8 Assuming compliance by the Dealer with the procedures applicable to it set forth in Section 1 hereof, no consent or action of, or filing or registration with, any governmental or public regulatory body or authority, including the SEC, is required to authorize, or is otherwise required in connection with the execution, delivery or performance of, this Agreement, the Notes, the Guarantee or the Issuing and Paying Agency Agreement, except as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Notes.

     2.9 Neither the execution and delivery of this Agreement, the Guarantee and the Issuing and Paying Agency Agreement, nor the issuance of the Notes in accordance with the Issuing and Paying Agency Agreement, nor the fulfillment of or compliance with the terms and provisions hereof or thereof by such Issuer or, in the case of Guaranteed Notes, the Guarantor, will violate or result in a breach or a default under any of the terms of the constitutional documents of such Issuer or the Guarantor, any contract or instrument to which such Issuer or the Guarantor is a party or by which it or its property is bound, or any law or regulation, or any order, writ, injunction or decree of any court or government instrumentality, to which such Issuer or the Guarantor is subject or by which it or its property is bound, which breach or default might be material in the context of the commercial paper program contemplated by this Agreement or the issuance of Notes.

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     2.10  Except as disclosed in the Company Information, there is no litigation or governmental proceeding pending, or to the knowledge of such Issuer or the Guarantor threatened, against or affecting such Issuer or the Guarantor or any of its respective subsidiaries, which is required to be described in the Issuer's or the Guarantor's SEC filings.

     2.11 Neither of such Issuer nor the Guarantor is now, or will be as a result of the sale of any Notes or the receipt or application of the proceeds thereof, an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended (as such terms are used in the Investment Company Act).

     2.12 Each (a) issuance of Notes by such Issuer hereunder and (b) amendment or supplement of the Private Placement Memorandum shall be deemed a representation and warranty by such Issuer and, in the case of Guaranteed Notes, the Guarantor to the Dealer, as of the date thereof, that, both before and after giving effect to such issuance and after giving effect to such amendment or supplement, (i) the representations and warranties given by such Issuer and, in the case of Guaranteed Notes, the Guarantor set forth in this Section 2 remain true and correct in all material respects on and as of such date as if made on and as of such date, (ii) in the case of an issuance of Notes, the Notes being issued on such date have been duly and validly issued and constitute legal, valid and binding obligations of such Issuer, enforceable against such Issuer in accordance with their terms, subject to the laws of bankruptcy, and other laws affecting creditors' rights generally from time to time in effect, and subject, as to enforceability, to general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding in equity or at law) and, in the case of Guaranteed Notes, are guaranteed pursuant to the Guarantee, (iii) in the case of an issuance of Notes, since the date of the most recent consolidated financial statements included in or incorporated in the Private Placement Memorandum, there has been no change which has had or, to the best of such Issuer's or, in the case of Guaranteed Notes, the Guarantor's knowledge is reasonably likely to have, a material adverse effect on the consolidated financial position or the consolidated operating results of such Issuer or such Issuer and its subsidiaries, taken as a whole, or, in the case of guaranteed Notes of the Guarantor or the Guarantor and its consolidated subsidiaries taken as a whole or on the ability of such Issuer or, in the case of Guaranteed Notes, the Guarantor to perform its obligations under the Notes, this Agreement or the Issuing and Paying Agency Agreement, which has not been disclosed to the Dealer in writing and (iv) neither such Issuer nor, in the case of Guaranteed Notes, the Guarantor is in default of any of its obligations hereunder or under the Notes, the Guarantee (in the case of Guaranteed Notes) or the Issuing and Paying Agency Agreement.

     2.13 Neither the Private Placement Memorandum nor the Company Information contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that the AXA makes no representation as to the Dealer Information.

     2.14 Under the laws of the Republic of France neither AXA nor any of its revenues, assets or properties has any right of immunity from service of process or from the jurisdiction of

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           competent courts of the Republic of France or the United States or the State of New York in connection with any suit, action or proceeding, attachment prior to judgment, attachment in aid of execution of a judgment or execution of a judgment or from any other legal process with respect to its obligations under this Agreement, the Issuing and Paying Agency Agreement, the Notes or the Guarantee.

     2.15 The choice of New York law to govern this Agreement, the Issuing and Paying Agency Agreement, the Guarantee and the Notes is, under the laws of the Republic of France, a valid, effective and irrevocable choice of law, and the submission by AXA in Section 7.3 (b) of the Agreement to the jurisdiction of the courts of the United States District Court and the State of New York located in the Borough of Manhattan is valid and binding upon AXA under the laws of the Republic of France.

     2.16 Any final judgment rendered by any court referred to in Section 2.15 in an action to enforce the obligations of AXA under this Agreement, the Issuing and Paying Agency Agreement, the Guarantee or the Notes is capable of being enforced in the courts of the Republic of France.

     2.17 As a condition to the admissibility in evidence of this Agreement, the Issuing and Paying Agency Agreement, the Guarantee or the Notes in the courts of the Republic of France, it is not necessary that this Agreement, the Issuing and Paying Agency Agreement, the Guarantee or the Notes be filed or recorded with any court or other authority. All documentary evidence to be submitted to a court in the Republic of France must be in, or translated into, the French language and certified by a duly qualified official translator in the Republic of France.

3.   COVENANTS AND AGREEMENTS OF THE ISSUERS AND THE GUARANTOR.

     Each of the Issuers and the Guarantor, covenants and agrees with respect to itself, as applicable, that:

     3.1 Such Issuer and the Guarantor will give the Dealer prompt notice (but in any event prior to any subsequent issuance of Notes hereunder) of any amendment to, modification of or waiver with respect to, the Notes, the Guarantee or the Issuing and Paying Agency Agreement, including a complete copy of any such amendment, modification or waiver.

     3.2 Such Issuer and the Guarantor, shall, whenever there shall occur any event making untrue or incorrect to an extent which is material in the context of the issue and offer of any Notes, any of the representations and warranties contained in Section 2, promptly, after becoming aware of the occurrence thereof, notify the Dealer (by telephone, confirmed in writing).

     3.3 Such Issuer and the Guarantor shall from time to time furnish to the Dealer such information as the Dealer may reasonably request, including, without limitation, any press releases or other publicly available information, regarding (i) the operations and financial condition of such Issuer or the Guarantor (ii) the due authorization and execution of the Notes and the Guarantee, (iii) such Issuer's ability to pay the Notes as they mature and (iv) the Guarantor's obligation to fulfill its obligations under the Guarantee.

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

     3.4 Such Issuer and, in the case of Guaranteed Notes, the Guarantor, will take all such action as the Dealer may reasonably request to ensure that each offer and each sale of the Notes will comply with any applicable state Blue Sky laws; provided, however, that neither such Issuer nor, in the case of Guaranteed Notes, the Guarantor, shall be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

     3.5 Such Issuer shall not issue Notes hereunder until the Dealer shall have received (a) opinions of (i) U.S. counsel to the Issuers and, in the case of Guaranteed Notes, the Guarantor, substantially in the form set forth in Exhibit E-1 hereto, (ii) French counsel to AXA substantially in the form set forth in Exhibit E-2 hereto (iii) the General Counsel of AXA substantially in the form set forth in Exhibit E-3 hereto and (iv) the Deputy General Counsel of AXA Financial substantially in the form set forth in Exhibit E-4 hereto, (b) a copy of the executed Issuing and Paying Agency Agreement as then in effect, (c) an executed copy of the Guarantee and (d) a copy of the resolutions adopted by the Boards of Directors or other governing body of each Issuer and the Guarantor, satisfactory in form and substance to the Dealer and certified by the Secretary or similar officer of such Issuer and the Guarantor, authorizing execution and delivery by such Issuer and the Guarantor of this Agreement, the Issuing and Paying Agency Agreement, the Notes and and, in the case of Guaranteed Notes, the Guarantee and consummation by such Issuer and the Guarantor of the transactions contemplated hereby and thereby, (e) prior to the issuance of any book-entry Notes represented by a master note registered in the name of DTC or its nominee, a copy of the executed Letter of Representations among such Issuer and, in the case of Guaranteed Notes, the Guarantor, the Issuing and Paying Agent and DTC and of the executed master note, (f) prior to the issuance of any Notes in physical form, a copy of such form (unless attached to this Agreement or the Issuing and Paying Agency Agreement) and (g) such other certificates, opinions, letters and documents as the Dealer shall have reasonably requested.

     3.6 AXA shall reimburse the Dealer for all of the Dealer's reasonable out-of-pocket expenses related to this Agreement, including expenses incurred in connection with its preparation and negotiation, and the transactions contemplated hereby (including, but not limited to, the printing and distribution of the Private Placement Memorandum) up to a total aggregate amount of $7,000, and, if applicable, for the reasonable fees and out-of-pocket expenses of the Dealer's counsel.

4.       DISCLOSURE.

     4.1 The Private Placement Memorandum and its contents (other than the Dealer Information) shall be the sole responsibility of AXA and, to the extent specifically relating to AXA Financial, AXA Financial. The Private Placement Memorandum shall contain a statement expressly offering an opportunity for each prospective purchaser to ask questions of, and receive answers from, AXA concerning the offering of Notes and to obtain relevant additional information which AXA possesses or can acquire without unreasonable effort or expense.

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

     4.2 AXA agrees to promptly furnish the Dealer the Company Information as it becomes available.

     4.3 (a) Upon the occurrence of any event (a "Section 4.3 Event") relating to or affecting an Issuer or the Guarantor that would cause the Private Placement Memorandum then in existence to include an untrue statement of a material fact or to omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they are made, not misleading, AXA agrees, except during a Blackout Period (as defined below), promptly to amend or supplement the Private Placement Memorandum so that the Private Placement Memorandum, as amended or supplemented, shall not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and AXA shall make such supplement or amendment available to the Dealer.

            (b) At any time, AXA may notify the Dealer ("Section 4.3 Notice") that all sales and solicitations of Notes shall be suspended because a Section 4.3 Event has occurred or may occur and AXA has determined that it would be inappropriate to amend or supplement the Private Placement Memorandum at that time (each period beginning at the time of delivery of such notice and ending when AXA provides notice to the Dealer that solicitations and sales of Notes may resume because it is no longer inappropriate to so amend or supplement the Private Placement Memorandum, a "Blackout Period"). AXA agrees that it shall provide the notice constituting the end of the Blackout Period as promptly as possible after making the determination that it is no longer inappropriate to amend or supplement the Private Placement Memorandum.

            (c) The Dealer agrees promptly to notify AXA if it was holding Notes in inventory at the time of its receipt of the Section 4.3 Notice ("Inventory Notes"). AXA agrees that if the Dealer was holding Inventory Notes at the time of the Dealer's receipt of the Section
            4.3 Notice, AXA shall indemnify the Dealer for losses, if any, resulting from its inability to sell the Inventory Notes during the related Blackout Period (it being understood that these losses do not include any losses that result solely from the occurrence or public announcement of the Section 4.3 Event).

5.   INDEMNIFICATION AND CONTRIBUTION.

     5.1 (a) AXA will indemnify and hold harmless the Dealer, each individual, corporation, partnership, trust, association or other entity controlling the Dealer, and their respective directors, officers, employees, partners, incorporators, shareholders, servants, trustees and agents (hereinafter the "Indemnitees") against any and all liabilities, penalties, suits, causes of action, losses, damages, claims, costs and expenses (including, without limitation, reasonable fees and disbursements of counsel) or judgments of whatever kind or nature (each a "Claim"), imposed upon, incurred by or asserted against the Indemnitees arising out of or based upon (i) any allegation that the Private Placement Memorandum or the Company Information included (as of any relevant time) or includes an untrue statement of a material fact or omitted (as of any relevant time) or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) the breach by AXA of any agreement, covenant or representation made in or pursuant to this Agreement and (b) AXA and AXA Financial, jointly and severally, will indemnify and hold harmless the Indemnitees against any Claim imposed upon, incurred by or asserted against the Indemnitees arising out of or based upon the breach by AXA Financial of any agreement, covenant or representation made in or pursuant to this Agreement. This indemnification shall not apply to the extent that the Claim arises out of or is based upon Dealer Information.

     5.2   Provisions relating to claims made for indemnification under this
           Section 5 are set forth in Exhibit B to this Agreement.

     5.3 In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this
           Section 5 is held to be unavailable or insufficient to hold harmless the Indemnitees, although applicable in accordance with the terms of this Section 5, AXA (in the case of Claims arising under Section 5.1(a)) or AXA and AXA Financial, jointly and severally (in the case of Claims arising under Section 5.1(b)), shall contribute to the aggregate costs incurred by the Dealer in connection with any Claim in the proportion of the respective economic interests of AXA, or AXA and AXA Financial, as the case may be, and the Dealer; provided, however, that such contribution by AXA or AXA and AXA Financial, as the case may be, shall be in an amount such that the aggregate costs incurred by the Dealer do not exceed the aggregate of the commissions and fees earned by the Dealer hereunder with respect to the issue or issues of Notes to which such Claim relates. The respective economic interests shall be calculated by reference to the aggregate proceeds to applicable Issuer of the Notes issued hereunder and the aggregate commissions and fees earned by the Dealer hereunder.

6.   DEFINITIONS.

     6.1    "Claim" shall have the meaning set forth in Section 5.1.

     6.2 "Company Information" at any given time shall mean the Private Placement Memorandum together with, to the extent applicable, (i) AXA's most recent report on Form 20-F, (ii) AXA's reports on Form 6-K filed with the SEC since the most recent report on Form 20-F,
            (iii) any other information or disclosure prepared pursuant to
            Section 4.3 hereof, (iv) for purposes of section 2.10 and with respect to AXA Financial only, AXA Financial's most recent report on Form 10-K and AXA Financial's reports on Form 10-Q filed with the SEC since its most recent report on From 10-K and (v) any information prepared or approved in writing by AXA specifically for dissemination to investors or potential investors in the Notes.

     6.3 "Dealer Information" shall mean material concerning the Dealer provided by the Dealer in writing expressly for inclusion in the Private Placement Memorandum.

     6.4 "Exchange Act" shall mean the U.S. Securities Exchange Act of 1934, as amended.

     6.5    "Indemnitee" shall have the meaning set forth in Section 5.1.

     6.6 "Institutional Accredited Investor" shall mean an institutional investor that is an accredited investor within the meaning of Rule 501 under the Securities Act and that has such knowledge and experience in financial and business matters that it is capable of evaluating and bearing the economic risk of an investment in the Notes, including, but not limited to, a bank, as defined in Section 3(a)(2) of the Securities Act, or a savings and loan association or other institution, as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity.

     6.7 "Issuing and Paying Agency Agreement" shall mean the issuing and paying agency agreement described on the cover page of this Agreement, as such agreement may be amended or supplemented from time to time.

     6.8 "Issuing and Paying Agent" shall mean the party designated as such on the cover page of this Agreement, as issuing and paying agent under the Issuing and Paying Agency Agreement, or any successor thereto in accordance with the Issuing and Paying Agency Agreement.

     6.9 "Non-bank fiduciary or agent" shall mean a fiduciary or agent other than (a) a bank, as defined in Section 3(a)(2) of the Securities Act, or (b) a savings and loan association, as defined in Section 3(a)(5)(A) of the Securities Act.

     6.10 "Private Placement Memorandum" shall mean offering materials prepared in accordance with Section 4 (including materials incorporated by reference therein) provided to purchasers and prospective purchasers of the Notes, and shall include amendments and supplements thereto which may be prepared from time to time in accordance with this Agreement (other than any amendment or supplement that has been completely superseded by a later amendment or supplement).

     6.11 "Qualified Institutional Buyer" shall have the meaning assigned to that term in Rule 144A under the Securities Act.

     6.12   "Rule 144A" shall mean Rule 144A under the Securities Act.

     6.13   "SEC" shall mean the U.S. Securities and Exchange Commission.

     6.14 "Securities Act" shall mean the U.S. Securities Act of 1933, as amended.

7.   GENERAL

     7.1 Unless otherwise expressly provided herein, all notices under this Agreement to parties hereto shall be in writing and shall be effective when received at the address of the respective party set forth in the Addendum to this Agreement.

     7.2 This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflict of laws provisions.

     7.3 (a) Each of the Issuers and the Guarantor agrees that any suit, action or proceeding brought by such Issuer or the Guarantor, against the Dealer in connection with or arising out of this Agreement or the Notes or the offer and sale of the Notes shall be brought solely in the United States federal courts located in the Borough of Manhattan or the courts of the State of New York located in the Borough of Manhattan. EACH OF THE DEALER, THE ISSUERS AND THE GUARANTOR, WAIVES ITS RIGHT TO TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

            (b) Each of the Issuers and the Guarantor hereby irrevocably accepts and submits to the non-exclusive jurisdiction of each of the aforesaid courts in personam, generally and unconditionally, for itself and in respect of its properties, assets and revenues, with respect to any suit, action or proceeding in connection with or arising out of this Agreement, the Guarantee or the Notes or the offer and sale of the Notes.

            (c) AXA hereby irrevocably designates, appoints and empowers AXA Financial, with offices at 1290 Avenue of the Americas, New York, New York, 10104, and AXA Financial hereby accepts such appointment, as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and its properties, assets and revenues, service for any and all legal process, summons, notices and documents which may be served in any such action, suit or proceeding brought in the courts listed in Section 7.3(a) which may be made on such designee, appointee and agent in accordance with legal procedures prescribed for such courts, with respect to any suit, action or proceeding in connection with or arising out of this Agreement, the Guarantee or the Notes or the offer and sale of the Notes. If for any reason such designee, appointee and agent hereunder shall cease to be available to act as such, the Issuer agrees to designate a new designee, appointee and agent in The City of New York on the terms and for the purposes of this Section 7.3 satisfactory to the Dealer. AXA further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents out of any of the aforesaid courts in any such action, suit or proceeding by serving a copy thereof upon the agent for service of process referred to in this Section 7.3 (whether or not the appointment of such agent shall for any reason prove to be ineffective or such agent shall accept or acknowledge such service) or by mailing copies thereof by registered or certified airmail, postage prepaid, to it at its address specified in or designated pursuant to this Agreement. AXA agrees that the failure of any such designee, appointee and agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon. Nothing herein shall in any way be deemed to limit the ability of the holders of any Notes or the Dealer to serve any such legal process, summons, notices and documents in any other manner permitted by applicable law or to obtain jurisdiction over the undersigned or bring actions, suits or proceedings against the undersigned in such other jurisdictions, and in such other manner, as may be permitted by applicable law. Each of the Issuers and the Guarantor hereby irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Agreement brought in the courts listed in
            Section 7.3(a) and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

     7.4 This Agreement may be terminated, at any time, by the Issuers, upon five business day's prior notice to such effect to the Dealer, or by the Dealer upon one business day's prior notice to such effect to the Issuers and, in the case of Guaranteed Notes, the Guarantor. Any such termination, however, shall not affect the obligations of an Issuer or the Guarantor under Sections 3.6, 5 and 7.3 hereof or the respective representations, warranties, agreements, covenants, rights or responsibilities of the parties made or arising prior to the termination of this Agreement.

     7.5 This Agreement is not assignable by any party hereto without the written consent of the other parties.

     7.6 This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     7.7 This Agreement is for the exclusive benefit of the parties hereto, and their respective permitted successors and assigns hereunder, and shall not be deemed to give any legal or equitable right, remedy or claim to any other person whatsoever; provided, however, that Sections 7.3(b) and (c) and Section 7.8 are hereby specifically and exclusively acknowledged to also be for the benefit of the holders from time to time of the Notes, as third-party beneficiaries.

     7.8 (a) Any payments to the Dealer hereunder or to any holder from time to time of Notes shall be in United States dollars and shall be made without withholding for or deduction of any taxes or duties imposed or levied by or on behalf of France or any political subdivision or any authority thereof or therein having the power to tax. If French law should require that payments of principal or interest in respect of the Notes be subject to deduction or withholding in respect of any taxes or duties whatsoever, AXA will, to the fullest extent then permitted by law, pay such additional amounts as shall result in receipt by the Noteholders or, if applicable, by the Dealer, of such amounts as would have been received by them had no such withholding or deduction been required, provided that AXA shall not be required to pay any such additional amount on account of any tax that would not have been so imposed but for the existence of any present or former personal or business connection between the person entitled to such payment and France other than the mere receipt of such payment or the ownership or holding of Notes. AXA will promptly pay any stamp duty or other taxes or governmental charges payable in connection with the execution, delivery, payment or performance of this Agreement, the Issuing and Paying Agency Agreement, the Guarantee or the Notes.

            (b) AXA agrees to indemnify and hold harmless the Dealer and each holder from time to time of Notes against any loss incurred by the Dealer or such holder as a result of any judgment or order being given or made for any amount due hereunder or under the Notes or, in the case of Guaranteed Notes, the Guarantee and such judgment or order being expressed and paid in a currency (the "Judgment Currency") other than United States dollars and as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange at which the Dealer or such holder is able to purchase United States dollars with the amount of Judgment Currency actually received by the Dealer or such holder. The foregoing indemnity shall constitute separate and independent obligations of AXA and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "rate of exchange" shall include any reasonable premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

     7.9 Each of the Issuers and the Guarantor acknowledges and agrees that the Dealer is acting solely in the capacity of an arm's length contractual counterparty to the Issuers and the Guarantor with respect to the offering of the Notes contemplated hereby (including in connection with determining the price and terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of (except to the extent explicitly set forth herein), either Issuer or the Guarantor or any other person. The Dealer has not assumed an advisory or fiduciary responsibility in favor of either Issuer or the Guarantor with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Dealer has advised or is currently advising either Issuer or the Guarantor on other matters) or any other obligation to either Issuer or the Guarantor except the obligations expressly set forth in this Agreement. Additionally, the Dealer is not advising either Issuer or the Guarantor, or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. Each of the Issuers and the Guarantor shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Dealer shall have no responsibility or liability to either Issuer or the Guarantor with respect thereto. Any review by the Dealer of an Issuer, the Guarantor, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Dealer and shall not be on behalf of either of the Issuers or the Guarantor.

     7.10 This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Issuers or the Guarantor and the Dealer with respect to the subject matter hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first above written.

AXA, AS ISSUER AND GUARANTOR            CITIGROUP GLOBAL MARKETS INC., AS DEALER

By:  /s/ Denis Duverne                  By:  /s/ James M. Hennessy
     ----------------------------            -----------------------------
     Name:  Denis Duverne                    Name:  James M. Hennessy
     Title: Chief Financial Officer          Title: Managing Director
            and Member of the
            Management Board


AXA FINANCIAL, INC., AS ISSUER

By:      /s/ Kevin R. Byrne
         -------------------------------------------
         Name:    Kevin R. Byrne
         Title:   Executive Vice President and Chief
                  Investment Officer and Treasurer

ADDENDUM


The following additional clauses shall apply to the Agreement and be deemed a part thereof.


1. The other dealers referred to in clause (b) of Section 1.2 of the Agreement are J.P. Morgan Securities Inc. and Banc of America Securities LLC.


2.  The addresses of the respective parties for purposes of notices under
Section 7.1 are as follows:

          FOR AXA:

          Address:                  21 avenue Matignon, 75008 Paris, France

          Attention:                DCFG/Capital Market Solutions

          Telephone number:         +33 (0) 1-40-75-57-97

          Fax number:               +33 (0) 1-40-75-58-28

          FOR AXA FINANCIAL, INC.

          Address:                  1290 Avenue of the Americas, 12th Floor,
                                    New York, NY  10104

          Attention:                Treasury Department

          Telephone number:         (212) 314-4135

          Fax number:               (212) 314-1504


          FOR THE DEALER:

          Address:                  390 Greenwich Street, 5th Floor,
                                    New York, NY  10013

          Attention:                Money Markets Origination

          Telephone number:         (212) 723 6378

          Fax number:               (212) 723 8627

EXHIBIT A


FORM OF LEGEND FOR PRIVATE PLACEMENT MEMORANDUM AND NOTES


[NEITHER]* THE NOTES OFFERED HEREBY [NOR THE GUARANTEE THEREOF]* HAVE [NOT]** BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY OTHER APPLICABLE SECURITIES LAW, AND OFFERS AND SALES THEREOF MAY BE MADE ONLY IN COMPLIANCE WITH AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS. BY ITS ACCEPTANCE OF A NOTE, THE PURCHASER WILL BE DEEMED TO REPRESENT THAT (I) IT HAS BEEN AFFORDED AN OPPORTUNITY TO INVESTIGATE MATTERS RELATING TO THE ISSUER [, THE GUARANTOR, THE GUARANTEE]* AND THE NOTES, (II) IT IS NOT ACQUIRING SUCH NOTE WITH A VIEW TO ANY DISTRIBUTION THEREOF AND (III) IT IS EITHER (A)(1) AN INSTITUTIONAL INVESTOR THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a) UNDER THE ACT (AN "INSTITUTIONAL ACCREDITED INVESTOR" AND (2)(i) PURCHASING NOTES FOR ITS OWN ACCOUNT, (ii) A BANK (AS DEFINED IN SECTION 3(a)(2) OF THE ACT) OR A SAVINGS AND LOAN ASSOCIATION OR OTHER INSTITUTION (AS DEFINED IN SECTION 3(a)(5)(A) OF THE
ACT) ACTING IN ITS INDIVIDUAL OR FIDUCIARY CAPACITY OR (iii) A FIDUCIARY OR AGENT (OTHER THAN A U.S. BANK OR SAVINGS AND LOAN ASSOCIATION) PURCHASING NOTES FOR ONE OR MORE ACCOUNTS EACH OF WHICH ACCOUNTS IS SUCH AN INSTITUTIONAL ACCREDITED INVESTOR; OR (B) A QUALIFIED INSTITUTIONAL BUYER ("QIB") WITHIN THE MEANING OF RULE 144A UNDER THE ACT THAT IS ACQUIRING NOTES FOR ITS OWN ACCOUNT OR FOR ONE OR MORE ACCOUNTS, EACH OF WHICH ACCOUNTS IS A QIB; AND THE PURCHASER ACKNOWLEDGES THAT IT IS AWARE THAT THE SELLER MAY RELY UPON THE EXEMPTION FROM THE REGISTRATION PROVISIONS OF SECTION 5 OF THE ACT PROVIDED BY RULE 144A. BY ITS ACCEPTANCE OF A NOTE, THE PURCHASER THEREOF SHALL ALSO BE DEEMED TO AGREE THAT ANY RESALE OR OTHER TRANSFER THEREOF WILL BE MADE ONLY (A) IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE ACT, EITHER (1) TO THE ISSUER [OR, IN RESPECT OF GUARANTEED NOTES, THE GUARANTORS]* OR TO A PLACEMENT AGENT DESIGNATED BY THE ISSUER AS A PLACEMENT AGENT FOR THE NOTES (COLLECTIVELY, THE "PLACEMENT AGENTS"), NONE OF WHICH SHALL HAVE ANY OBLIGATION TO ACQUIRE SUCH NOTE, (2) THROUGH A PLACEMENT AGENT TO AN INSTITUTIONAL ACCREDITED INVESTOR, OR A QIB, OR
(3) TO A QIB IN A TRANSACTION THAT MEETS THE REQUIREMENTS OF RULE 144A AND (B) IN MINIMUM AMOUNTS OF $250,000.


*  Insert in Legend for Guaranteed Notes.
** Insert in Legend for non-Guaranteed Notes.

EXHIBIT B


FURTHER PROVISIONS RELATING TO INDEMNIFICATION


(a) AXA agrees (in the case of Claims arising under Section 5.1(a)) and AXA and AXA Financial, jointly and severally, agree (in the case of Claims arising under Section 5.1(b)), to reimburse each Indemnitee for all expenses (including reasonable fees and disbursements of external counsel) reasonably promptly after receipt of reasonably detailed invoices (excluding any confidential information) from the Dealer for any legal or other expenses reasonably incurred by the Dealer in connection with investigating, preparing to defend or defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action in respect of which indemnification may be sought under
     Section 5 of the Agreement (whether or not it is a party to any such proceedings).

(b) Promptly after receipt by an Indemnitee of notice of the existence of a Claim, such Indemnitee will, if a claim in respect thereof is to be made against an Issuer or, as the case may be, the Guarantor, notify such Issuer or, as the case may be, the Issuer and the Guarantor, in writing of the existence thereof; provided that (i) the failure to so notify the Issuer or, as the case may be, the Guarantor will not relieve it from any liability which it may have hereunder unless and except to the extent it did not otherwise learn of such Claim and such failure results in the forfeiture by it of substantial rights and defenses, and (ii) the failure to so notify the Issuer or, as the case may be, the Guarantor will not relieve it from liability which it may have to an Indemnitee otherwise than on account of this indemnity agreement. In case any such Claim is made against any Indemnitee and it notifies the Issuer or, as the case may be, the Guarantor of the existence thereof, the Issuer or, as the case may be, the Issuer and the Guarantor, will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the Indemnitee, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnitee; provided that if the defendants in any such Claim include both the Indemnitee and either the Issuer or the Guarantor or both, and the Indemnitee shall have concluded that there may be legal defenses available to it which are different from or additional to those available to the Issuer or, as the case may be, the Guarantor, the Issuer or the Issuer and the Guarantor, as the case may be, shall not have the right to direct the defense of such Claim on behalf of such Indemnitee, and the Indemnitee shall have the right to select separate counsel to assert such legal defenses on behalf of such Indemnitee. Upon receipt of notice from such Issuer or the Issuer and the Guarantor, as the case may be, to such Indemnitee of the election of the Issuer or, as the case may be, the Issuer and the Guarantor, to assume the defense of such Claim and approval by the Indemnitee of counsel, the Issuer or, as the case may be, the Issuer and the Guarantor, will not be liable to such Indemnitee for expenses incurred thereafter by the Indemnitee in connection with the defense thereof (other than reasonable costs of investigation) unless (i) the Indemnitee shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that neither the Issuer nor, as the case may be, the Guarantor, shall be liable for the expenses of more than one separate counsel (in addition to any local counsel in the jurisdiction in which any Claim is brought), approved by the Dealer, representing the Indemnitee who is party to such Claim), (ii) the Issuer or, as the case may be, the Issuer and the Guarantor, shall not have employed counsel reasonably satisfactory to the Indemnitee to represent the Indemnitee within a reasonable time after notice of existence of the Claim or (iii) the Issuer or, as the case may be, the Guarantor has authorized in writing the employment of counsel for the Indemnitee. The indemnity, reimbursement and contribution obligations of such Issuer or, as the case may be, the Issuer and the Guarantor, hereunder shall be in addition to any other liability the Issuer or, as the case may be, the Guarantor may otherwise have to an Indemnitee and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Issuer, the Guarantor, as the case may be, and any Indemnitee. Each of such Issuer and, as the case may be, the Guarantor, agrees that without the Dealer's prior written consent, it will not settle, compromise or consent to the entry of any judgment in any Claim in respect of which indemnification may be sought under the indemnification provision of the Agreement (whether or not the Dealer or any other Indemnitee is an actual or potential party to such Claim), unless such settlement, compromise or consent (i) includes an unconditional release of each Indemnitee from all liability arising out of such Claim and (ii) does not include a statement as to or an admission of fault, culpability or failure to act, by or on behalf of any Indemnitee. Neither such Issuer nor, as the case may be, the Guarantor will be liable for any Claim which may result from any settlement, compromise or consent to the entry of a judgment of any Claim effected by the Dealer without its written consent (which consent will not be unreasonably withheld or delayed), but if settled with the consent of the Issuer or, as the case may be, the Guarantor, if there is a final judgment for the plaintiff in any such action, the Issuer or, as the case may be, the Guarantor agrees to indemnify and hold harmless any Indemnitee from and against any loss or liability by reason of such settlement or judgment.

EXHIBIT C


STATEMENT OF TERMS FOR INTEREST - BEARING COMMERCIAL PAPER NOTES OF AXA AND AXA FINANCIAL


THE PROVISIONS SET FORTH BELOW ARE QUALIFIED TO THE EXTENT APPLICABLE BY THE TRANSACTION SPECIFIC [PRICING] [PRIVATE PLACEMENT MEMORANDUM] SUPPLEMENT (THE "SUPPLEMENT") (IF ANY) SENT TO EACH PURCHASER AT THE TIME OF THE TRANSACTION.

     1. General. (a) The obligations of the Issuer to which these terms apply (each a "Note") are represented by one or more Master Notes (each, a "Master Note") issued in the name of (or of a nominee for) The Depository Trust Company ("DTC"), which Master Note includes the terms and provisions for the Issuer's Interest-Bearing Commercial Paper Notes that are set forth in this Statement of Terms, since this Statement of Terms constitutes an integral part of the Underlying Records as defined and referred to in the Master Note.

     (b) "Business Day" means any day other than a Saturday or Sunday that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, executive order or regulation to be closed in New York City and, with respect to LIBOR Notes (as defined below) is also a London Business Day. "London Business Day" means a day, other than a Saturday or Sunday, on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

     2. Interest. (a) Each Note will bear interest at a fixed rate (a "Fixed Rate Note") or at a floating rate (a "Floating Rate Note").

     (b) The Supplement sent to each holder of such Note will describe the following terms: (i) whether such Note is a Fixed Rate Note or a Floating Rate Note and whether such Note is an Original Issue Discount Note (as defined below); (ii) the date on which such Note will be issued (the "Issue Date"); (iii) the Stated Maturity Date (as defined below); (iv) if such
     Note is a Fixed Rate Note, the rate per annum at which such Note will bear interest, if any, and the Interest Payment Dates; (v) if such Note is a Floating Rate Note, the Base Rate, the Index Maturity, the Interest Reset Dates, the Interest Payment Dates and the Spread and/or Spread Multiplier, if any (all as defined below), and any other terms relating to the particular method of calculating the interest rate for such Note; and (vi) any other terms applicable specifically to such Note. "Original Issue Discount Note" means a Note which has a stated redemption price at the Stated Maturity Date that exceeds its Issue Price by more than a specified de minimis amount and which the Supplement indicates will be an "Original Issue Discount Note".

     (c) Each Fixed Rate Note will bear interest from its Issue Date at the rate per annum specified in the Supplement until the principal amount thereof is paid or made available for payment. Interest on each Fixed Rate Note will be payable on the dates specified in the Supplement (each an "Interest Payment Date" for a Fixed Rate Note) and on the Maturity Date (as defined below). Interest on Fixed Rate Notes will be computed on the basis of a 360-day year of twelve 30-day months.

     If any Interest Payment Date or the Maturity Date of a Fixed Rate Note falls on a day that is not a Business Day, the required payment of principal, premium, if any, and/or interest will be payable on the next succeeding Business Day, and no additional interest will accrue in respect of the payment made on that next succeeding Business Day.

     (d) The interest rate on each Floating Rate Note for each Interest Reset Period (as defined below) will be determined by reference to an interest rate basis (a "Base Rate") plus or minus a number of basis points (one basis point equals one-hundredth of a percentage point) (the "Spread"), if any, and/or multiplied by a certain percentage (the "Spread Multiplier"), if any, until the principal thereof is paid or made available for payment. The Supplement will designate which of the following Base Rates is applicable to the related Floating Rate Note: (a) the CD Rate (a "CD Rate Note"), (b) the Commercial Paper Rate (a "Commercial Paper Rate Note"), (c) the Federal Funds Rate (a "Federal Funds Rate Note"), (d) LIBOR (a "LIBOR Note"), (e) the Prime Rate (a "Prime Rate Note"), (f) the Treasury Rate (a "Treasury Rate Note") or (g) such other Base Rate as may be specified in such Supplement.

     The rate of interest on each Floating Rate Note will be reset daily, weekly, monthly, quarterly or semi-annually (the "Interest Reset Period"). The date or dates on which interest will be reset (each an "Interest Reset Date") will be, unless otherwise specified in the Supplement, in the case of Floating Rate Notes which reset daily, each Business Day, in the case of Floating Rate Notes (other than Treasury Rate Notes) that reset weekly, the Wednesday of each week; in the case of Treasury Rate Notes that reset weekly, the Tuesday of each week; in the case of Floating Rate Notes that reset monthly, the third Wednesday of each month; in the case of Floating Rate Notes that reset quarterly, the third Wednesday of March, June, September and December; and in the case of Floating Rate Notes that reset semiannually, the third Wednesday of the two months specified in the Supplement. If any Interest Reset Date for any Floating Rate Note is not a Business Day, such Interest Reset Date will be postponed to the next day that is a Business Day, except that in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day. Interest on each Floating Rate Note will be payable monthly, quarterly or semiannually (the "Interest Payment Period") and on the Maturity Date. Unless otherwise specified in the Supplement, and except as provided below, the date or dates on which interest will be payable (each an "Interest Payment Date" for a Floating Rate Note) will be, in the case of Floating Rate Notes with a monthly Interest Payment Period, on the third Wednesday of each month; in the case of Floating Rate Notes with a quarterly Interest Payment Period, on the third Wednesday of March, June, September and December; and in the case of Floating Rate Notes with a semiannual Interest Payment Period, on the third Wednesday of the two months specified in the Supplement. In addition, the Maturity Date will also be an Interest Payment Date.

     If any Interest Payment Date for any Floating Rate Note (other than an Interest Payment Date occurring on the Maturity Date) would otherwise be a day that is not a Business Day, such Interest Payment Date shall be postponed to the next day that is a Business Day, except that in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding Business Day. If the Maturity Date of a Floating Rate Note falls on a day that is not a Business Day, the payment of principal and interest will be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after such maturity.

     Interest payments on each Interest Payment Date for Floating Rate Notes will include accrued interest from and including the Issue Date or from and including the last date in respect of which interest has been paid, as the case may be, to, but excluding, such Interest Payment Date. On the Maturity Date, the interest payable on a Floating Rate Note will include interest accrued to, but excluding, the Maturity Date. Accrued interest will be calculated by multiplying the principal amount of a Floating Rate Note by an accrued interest factor. This accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. The interest factor (expressed as a decimal) for each such day will be computed by dividing the interest rate applicable to such day by 360, in the cases where the Base Rate is the CD Rate, Commercial Paper Rate, Federal Funds Rate, LIBOR or Prime Rate, or by the actual number of days in the year, in the case where the Base Rate is the Treasury Rate. The interest rate in effect on each day will be (i) if such day is an Interest Reset Date, the interest rate with respect to the Interest Determination Date (as defined below) pertaining to such Interest Reset Date, or (ii) if such day is not an Interest Reset Date, the interest rate with respect to the Interest Determination Date pertaining to the next preceding Interest Reset Date, subject in either case to any adjustment by a Spread and/or a Spread Multiplier.

     The "Interest Determination Date" where the Base Rate is the CD Rate or the Commercial Paper Rate will be the second Business Day next preceding an Interest Reset Date. The Interest Determination Date where the Base Rate is the Federal Funds Rate or the Prime Rate will be the Business Day next preceding an Interest Reset Date. The Interest Determination Date where the Base Rate is LIBOR will be the second London Business Day next preceding an Interest Reset Date. The Interest Determination Date where the Base Rate is the Treasury Rate will be the day of the week in which such Interest Reset Date falls when Treasury Bills are normally auctioned. Treasury Bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is held on the following Tuesday or the preceding Friday. If an auction is so held on the preceding Friday, such Friday will be the Interest Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week.

     The "Index Maturity" is the period to maturity of the instrument or obligation from which the applicable Base Rate is calculated.

     The "Calculation Date," where applicable, shall be the earlier of (i) the tenth calendar day following the applicable Interest Determination Date or
     (ii) the Business Day preceding the applicable Interest Payment Date or Maturity Date.

     All times referred to herein reflect New York City time, unless otherwise specified.

     The Issuer shall specify in writing to the Issuing and Paying Agent which party will be the calculation agent (the "Calculation Agent") with respect to the Floating Rate Notes. The Calculation Agent will provide the interest rate then in effect and, if determined, the interest rate which will become effective on the next Interest Reset Date with respect to such Floating Rate Note to the Issuing and Paying Agent as soon as the interest rate with respect to such Floating Rate Note has been determined and as soon as practicable after any change in such interest rate.

     All percentages resulting from any calculation on Floating Rate Notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five-one millionths of a percentage point rounded upwards. For example, 9.876545% (or .09876545) would be rounded to 9.87655% (or
     .0987655). All dollar amounts used in or resulting from any calculation on Floating Rate Notes will be rounded, in the case of U.S. dollars, to the nearest cent or, in the case of a foreign currency, to the nearest unit (with one-half cent or unit being rounded upwards).


CD Rate Notes

     "CD Rate" means the rate on any Interest Determination Date for negotiable certificates of deposit having the Index Maturity as published by the Board of Governors of the Federal Reserve System (the "FRB") in "Statistical Release H.15(519), Selected Interest Rates" or any successor publication of the FRB ("H.15(519)") under the heading "CDs (Secondary Market)".

     If the above rate is not published in H.15(519) by 3:00 p.m. on the Calculation Date, the CD Rate will be the rate on such Interest Determination Date set forth in the daily update of H.15(519), available through the world wide website of the FRB at http://www.federalreserve.gov/releases/h15/Update, or any successor site or publication or other recognized electronic source used for the purpose of displaying the applicable rate ("H.15 Daily Update") under the caption "CDs (Secondary Market)".

     If such rate is not published in either H.15(519) or H.15 Daily Update by 3:00 p.m. on the Calculation Date, the Calculation Agent will determine the CD Rate to be the arithmetic mean of the secondary market offered rates as of 10:00 a.m. on such Interest Determination Date of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in New York City selected by the Calculation Agent for negotiable U.S. dollar certificates of deposit of major United States money center banks of the highest credit standing in the market for negotiable certificates of deposit with a remaining maturity closest to the Index Maturity in the denomination of $5,000,000.

     If the dealers selected by the Calculation Agent are not quoting as set forth above, the CD Rate will remain the CD Rate then in effect on such Interest Determination Date.


Commercial Paper Rate Notes

     "Commercial Paper Rate" means the Money Market Yield (calculated as described below) of the rate on any Interest Determination Date for commercial paper having the Index Maturity, as published in H.15(519) under the heading "Commercial Paper-Nonfinancial".

     If the above rate is not published in H.15(519) by 3:00 p.m. on the Calculation Date, then the Commercial Paper Rate will be the Money Market Yield of the rate on such Interest Determination Date for commercial paper of the Index Maturity as published in H.15 Daily Update under the heading "Commercial Paper-Nonfinancial".

     If by 3:00 p.m. on such Calculation Date such rate is not published in either H.15(519) or H.15 Daily Update, then the Calculation Agent will determine the Commercial Paper Rate to be the Money

     Market Yield of the arithmetic mean of the offered rates as of 11:00 a.m. on such Interest Determination Date of three leading dealers of U.S. dollar commercial paper in New York City selected by the Calculation Agent for commercial paper of the Index Maturity placed for an industrial issuer whose bond rating is "AA," or the equivalent, from a nationally recognized statistical rating organization.

     If the dealers selected by the Calculation Agent are not quoting as mentioned above, the Commercial Paper Rate with respect to such Interest Determination Date will remain the Commercial Paper Rate then in effect on such Interest Determination Date.

     "Money Market Yield" will be a yield calculated in accordance with the following formula:

                                          D x 360

                                     ------------------
     Money Market Yield =                                  x 100
                                       360 - (D x M)

     where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal and "M" refers to the actual number of days in the interest period for which interest is being calculated.


Federal Funds Rate Notes

     "Federal Funds Rate" means the rate on any Interest Determination Date for federal funds as published in H.15(519) under the heading "Federal Funds (Effective)" and displayed on Reuters (or any successor service) on page FEDFUNDS1 (or any other page as may replace the specified page on that service) ("Reuters Page FEDFUNDS1") under the heading "EFFECT".

     If the above rate does not appear on Reuters Page FEDFUNDS1 or is not so published by 3:00 p.m. on the Calculation Date, the Federal Funds Rate will be the rate on such Interest Determination Date as published in H.15 Daily Update under the heading "Federal Funds/(Effective)".

     If such rate is not published as described above by 3:00 p.m. on the Calculation Date, the Calculation Agent will determine the Federal Funds Rate to be the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds arranged by each of three leading brokers of Federal Funds transactions in New York City selected by the Calculation Agent prior to 9:00 a.m. on such Interest Determination Date.

     If the brokers selected by the Calculation Agent are not quoting as mentioned above, the Federal Funds Rate will remain the Federal Funds Rate then in effect on such Interest Determination Date.


LIBOR Notes

     The London Interbank offered rate ("LIBOR") means, with respect to any Interest Determination Date, the rate for deposits in U.S. dollars having the Index Maturity that appears on the Designated LIBOR Page as of 11:00 a.m. London time, on such Interest Determination Date.

     If no rate appears, LIBOR will be determined on the basis of the rates at approximately 11:00 a.m., London time, on such Interest Determination Date at which deposits in U.S. dollars are offered to prime banks in the London interbank market by four major banks in such market selected by the Calculation Agent for a term equal to the Index Maturity and in principal amount equal to an amount that in the Calculation Agent's judgment is representative for a single transaction in U.S. dollars in such market at such time (a "Representative Amount"). The Calculation Agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR for such interest period will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., in New York City, on such Interest Determination Date by three major banks in New York City, selected by the Calculation Agent, for loans in U.S. dollars to leading European banks, for a term equal to the Index Maturity and in a Representative Amount; provided, however, that if fewer than three banks so selected by the Calculation Agent are providing such quotations, the then existing LIBOR rate will remain in effect for such Interest Payment Period.

     "Designated LIBOR Page" means Reuters Screen LIBOR01 (or such other screen as may replace such page on that service or such other service or services as may be nominated by the British Bankers' Association for the purposes of displaying London interbank offered rates for U.S. dollar deposits).

Prime Rate Notes

     "Prime Rate" means the rate on any Interest Determination Date as published in H.15(519) under the heading "Bank Prime Loan".

     If the above rate is not published in H.15(519) prior to 3:00 p.m. on the Calculation Date, then the Prime Rate will be the rate on such Interest Determination Date as published in H.15 Daily Update opposite the caption "Bank Prime Loan".

     If the rate is not published prior to 3:00 p.m. on the Calculation Date in either H.15(519) or H.15 Daily Update, then the Calculation Agent will determine the Prime Rate to be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen US PRIME1 Page (as defined below) as such bank's prime rate or base lending rate as of 11:00 a.m. on that Interest Determination Date.

     If fewer than four such rates referred to above are so published by 3:00 p.m. on the Calculation Date, the Calculation Agent will determine the Prime Rate to be the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on such Interest Determination Date by three major banks in New York City selected by the Calculation Agent.

     If the banks selected are not quoting as mentioned above, the Prime Rate will remain the Prime Rate in effect on such Interest Determination Date.

     "Reuters Screen US PRIME1 Page" means the display designated as page "US PRIME1" on the Reuters Monitor Money Rates Service (or such other page as may replace the US PRIME1 page on that service for the purpose of displaying prime rates or base lending rates of major United States banks).


Treasury Rate Notes

"Treasury Rate" means:

     (1) the rate from the auction held on the Interest Determination Date (the "Auction") of direct obligations of the United States ("Treasury Bills") having the Index Maturity specified in the Supplement under the caption "INVEST RATE" on the display on Reuters (or any successor service) on page USAUCTION10 (or any other page as may replace that page on that service) ("Reuters Page USAUCTION10") or page USAUCTION11 (or any other page as may replace that page on that service) ("Reuters Page USAUCTION11"), or

     (2) if the rate referred to in clause (1) is not so published by 3:00 p.m. on the related Calculation Date, the Bond Equivalent Yield (as defined below) of the rate for the applicable Treasury Bills as published in H.15 Daily Update, under the caption "U.S. Government Securities/Treasury Bills/Auction High", or

     (3) if the rate referred to in clause (2) is not so published by 3:00 p.m. on the related Calculation Date, the Bond Equivalent Yield of the auction rate of the applicable Treasury Bills as announced by the United States Department of the Treasury, or

     (4) if the rate referred to in clause (3) is not so announced by the United States Department of the Treasury, or if the Auction is not held, the Bond Equivalent Yield of the rate on the particular Interest Determination Date of the applicable Treasury Bills as published in H.15(519) under the caption "U.S. Government Securities/Treasury Bills/Secondary Market", or

     (5) if the rate referred to in clause (4) not so published by 3:00 p.m. on the related Calculation Date, the rate on the particular Interest Determination Date of the applicable Treasury Bills as published in H.15 Daily Update, under the caption "U.S. Government Securities/Treasury Bills/Secondary Market", or

     (6) if the rate referred to in clause (5) is not so published by 3:00 p.m. on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m. on that Interest Determination Date, of three primary United States government securities dealers selected by the Calculation Agent for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified in the Supplement, or

     (7) if the dealers so selected by the Calculation Agent are not quoting as mentioned in clause (6), the Treasury Rate in effect on the particular Interest Determination Date.

"Bond Equivalent Yield" means a yield (expressed as a percentage) calculated in accordance with the following formula:

                                  D x N

                             ---------------
Bond Equivalent Yield =                          x 100

                              360 - (D x M)

where "D" refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal, "N" refers to 365 or 366, as the case may be, and "M" refers to the actual number of days in the applicable Interest Reset Period.


     3. Final Maturity. The Stated Maturity Date for any Note will be the date so specified in the Supplement, which shall be no later than 397 days from the date of issuance. On its Stated Maturity Date, or any date prior to the Stated Maturity Date on which the particular Note becomes due and payable by the declaration of acceleration, each such date being referred to as a Maturity Date, the principal amount of each Note, together with accrued and unpaid interest thereon, will be immediately due and payable.

     4. Events of Default. The occurrence of any of the following shall constitute an "Event of Default" with respect to a Note: (i) default for 15 days in any payment of principal or interest on such Note (including on a redemption thereof); (ii) the Issuer or, in the case of a Guaranteed Note, the Guarantor, applies for, or is subject to, the appointment of a mandataire ad hoc under French bankruptcy law or makes any proposal for a general moratorium in relation to its debt or enters into an amicable procedure (procedure de conciliation) with its creditors or a judgment is rendered for its judicial liquidation (liquidation judiciaire) or for a judicial transfer of the whole of the business (cession totale de l'entreprise) of the Issuer or, in the case of a Guaranteed Note, the Guarantor, or to the extent permitted by applicable law, if the Issuer or, in the case of a Guaranteed Note, the Guarantor, makes any conveyance, assignment or other arrangement for the benefit of its creditors generally or if the Issuer or, in the case of a Guaranteed Note, the Guarantor, is subject to any other insolvency or bankruptcy proceedings, or if the Issuer or, in the case of a Guaranteed Note, the Guarantor, is wound up or dissolved except in connection with a merger where the entity resulting from such merger assumes all the obligations of the Issuer under the Notes; Upon the occurrence of an Event of Default, the principal of each obligation evidenced by such Note (together with interest accrued and unpaid thereon) shall become, without any notice or demand, immediately due and payable.

     5. Obligation Absolute. No provision of the Issuing and Paying Agency Agreement under which the Notes are issued shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on each Note at the times, place and rate, and in the coin or currency, herein prescribed.

     6. Supplement. Any term contained in the Supplement shall supersede any conflicting term contained herein.

EXHIBIT D

FORM OF GUARANTEE

                                    GUARANTEE

GUARANTEE, dated as of __________, ____, of AXA SA, a societe anonyme a directoire et conseil de surveillance organized under the laws of France (the "Guarantor").

The Guarantor, for value received, hereby agrees as follows for the benefit of the holders from time to time of the Notes hereinafter described:

         1. The Guarantor irrevocably guarantees payment in full, as and when the same becomes due and payable, of the principal of and interest, if any, on the promissory notes (the "Notes") issued by AXA Financial, Inc., a Delaware corporation and a wholly-owned subsidiary of the Guarantor (the "Issuer"), from time to time pursuant to the Issuing and Paying Agency Agreement, dated as of __________, ____, as the same may be amended, supplemented or modified from time to time, between the Issuer , the Guarantor, and JPMorgan Chase Bank, National Association (the "Agreement").

         2. The Guarantor's obligations under this Guarantee shall be unconditional, irrespective of the validity or enforceability of any provision of the Agreement or the Notes.

         3. This Guarantee is a guaranty of the due and punctual payment (and not merely of collection) of the principal of and interest, if any, on the Notes by the Issuer and shall remain in full force and effect until all amounts have been validly, finally and irrevocably paid in full, and shall not be affected in any way by any circumstance or condition whatsoever, including without limitation (a) the absence of any action to obtain such amounts from the Issuer, (b) any variation, extension, waiver, compromise or release of any or all of the obligations of the Issuer under the Agreement or the Notes or of any collateral security therefore or (c) any change in the existence or structure of, or the bankruptcy or insolvency of, the Issuer or by any other circumstance (other than by complete, irrevocable payment) that might otherwise constitute a legal or equitable discharge or defense of a guarantor or surety. The Guarantor waives all requirements as to diligence, presentment, demand for payment, protest and notice of any kind with respect to the Agreement and the Notes.

         4. In the event of a default in payment of principal of or interest on any Notes, the holders of such Notes, may institute legal proceedings directly against the Guarantor to enforce this Guarantee without first proceeding against the Issuer.

         5. This Guarantee shall remain in full force and effect or shall be reinstated (as the case may be) if at any time any payment by the Issuer of the principal of or interest, if any, on the Notes, in whole or in part, is rescinded or must otherwise be returned by the holder upon the insolvency, bankruptcy or reorganization of the Issuer or otherwise, all as though such payment had not been made.

         6. This Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

         7. (a) The Guarantor hereby irrevocably accepts and submits to the non-exclusive jurisdiction of the United States federal courts located in the Borough of Manhattan and the courts of the State of New York located in the Borough of Manhattan.

              (b) The Guarantor hereby irrevocably designates, appoints and empowers AXA Financial, Inc, with offices at 1290 Avenue of the Americas, New York, New York, 10104, as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and its properties, assets and revenues, service for any and all legal process, summons, notices and documents which may be served in any such action, suit or proceeding brought in the courts listed in Section 7(a) which may be made on such designee, appointee and agent in accordance with legal procedures prescribed for such courts, with respect to any suit, action or proceeding in connection with or arising out of this Guarantee. If for any reason such designee, appointee and agent hereunder shall cease to be available to act as such, the Guarantor agrees to designate a new designee, appointee and agent in the City of New York on the terms and for the purposes of this Section 7. The Guarantor further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents out of any of the aforesaid courts in any such action, suit or proceeding by serving a copy thereof upon the agent for service of process referred to in this Section 7 (whether or not the appointment of such agent shall for any reason prove to be ineffective or such agent shall accept or acknowledge such service) or by mailing copies thereof by registered or certified airmail, postage prepaid, to it at its address specified in or designated pursuant to this Guarantee. The Guarantor agrees that the failure of any such designee, appointee and agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon. Nothing herein shall in any way be deemed to limit the ability of the holders of any Notes to serve any such legal process, summons, notices and documents in any other manner permitted by applicable law or to obtain jurisdiction over the undersigned or bring actions, suits or proceedings against the undersigned in such other jurisdictions, and in such other manner, as may be permitted by applicable law. The Guarantor hereby irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Guarantee brought in the courts listed in
              Section 7(a) and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

         8. Any payments under this Guarantee shall be in United States dollars and shall be made without withholding for or deduction of any taxes or duties imposed or levied by or on behalf of France or any political subdivision or any authority thereof or therein having the power to tax. If French law should require that payments under this Guarantee be subject to deduction or withholding in respect of any taxes or duties whatsoever, the Guarantor will, to the fullest extent then permitted by law, pay such additional amounts as shall result in receipt by the persons entitled to such payment of such amounts as would have been received by them had no such withholding or deduction been required, provided that the Guarantor shall not be required to pay any such additional amount on account of any tax that would not have been so imposed but for the existence of any present or former personal or business connection between the person entitled to such payment and France other than the mere receipt of such payment or the ownership or holding of Notes.

         9. The Guarantor agrees to indemnify each holder from time to time of Notes against any loss incurred by such holder as a result of any judgment or order being given or made for any amount due hereunder or thereunder and such judgment or order being expressed and paid in a currency (the "Judgment Currency") other than United States dollars and as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such holder is able to purchase United States dollars with the amount of Judgment Currency actually received by such holder. The foregoing indemnity shall constitute a separate and independent obligation of the Guarantor and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "rate of exchange" shall include any reasonable premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be duly executed as of the day and year first above written.

                                                                          AXA SA

                                                     By:
                                                     ---------------------------

Exhibit E-1

FORM OF OPINION OF U.S. COUNSEL TO THE ISSUERS AND, IN THE CASE OF GUARANTEED NOTES, THE GUARANTOR

EXHIBIT E-2

FORM OF OPINION OF FRENCH COUNSEL TO AXA

EXHIBIT E-3

FORM OF OPINION OF THE GENERAL COUNSEL OF AXA

EXHIBIT E-4

FORM OF OPINION OF THE DEPUTY GENERAL COUNSEL OF AXA FINANCIAL





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